Exhibit 99.1

Hercules Offshore Announces First Quarter 2013 Results
HOUSTON, April 25, 2013 /PRNewswire/ -- Hercules Offshore, Inc. (Nasdaq: HERO) today reported net income of $35.2 million, or $0.22 per diluted share, on revenue of $205.3 million for the first quarter 2013, compared with a net loss of $38.3 million, or $0.28 per diluted share, on revenue of $143.3 million for the first quarter 2012. First quarter 2013 results include a non-cash tax gain of $37.7 million, or $0.24 per diluted share, relating to the Seahawk acquisition which was completed in April 2011.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, "Market conditions in the U.S. Gulf of Mexico remain strong, as dayrates continue to trend higher and contract backlog stays near record levels. Our first rig reactivation, the Hercules 209, is nearing completion, and we are assessing market demand for a second reactivation. Internationally, we continue to add scale and upgrade our global fleet. We recently commenced operations on the Hercules 266 under its long term contract, and closed on the acquisitions of the Hercules 267 (formerly Ben Avon) and the White Shark (formerly Titan 2). These acquisitions demonstrate our ability to successfully deploy capital toward high return opportunities, while de-risking the investments with assets that have strong long term demand prospects and through long term contracts. We continue to look for acquisition opportunities to enhance our international footprint and high-grade our asset base.”
Offshore
Revenue generated from Domestic Offshore for the first quarter 2013 increased by approximately 47.1% to $121.1 million from $82.3 million in the first quarter 2012 bolstered by higher dayrates and improved utilization.  Average revenue per rig per day increased by approximately 39.8% to $78,240 in the first quarter 2013 from $55,961 in the comparable 2012 period.  Utilization increased to 95.6% in the first quarter 2013 from 89.8% in the first quarter 2012, due to less shipyard downtime primarily on the Hercules 214 related to regulatory survey requirements. Operating expenses increased to $61.1 million in the first quarter 2013 compared to $59.9 million in the first quarter 2012, primarily due to higher labor costs. Domestic Offshore generated operating income of $39.5 million in the first quarter 2013 compared to operating income of $1.8 million in the first quarter 2012.
International Offshore generated revenue of $31.8 million in the first quarter 2013 as compared to $18.0 million in the first quarter 2012.  Average revenue per rig per day for the first quarter 2013 increased to $118,119 from $73,069 in the first quarter 2012, primarily due to higher rebillable items and the absence of Platform Rig 3, which was previously contracted at a below fleet average rate and sold in August 2012.  Utilization increased to 59.8% from 38.8% due to the recommencement of operations for the Hercules 208, Hercules 261 and Hercules 262, as these rigs incurred downtime for contract preparation work during the first quarter 2012, partially offset by greater downtime on the Hercules 260, as it underwent repairs and regulatory survey requirements during the first quarter 2013. Operating expenses for the first quarter 2013 increased to $31.9 million from $24.1 million in the respective 2012 period. First quarter 2013 operating expenses include approximately $5.7 million for repairs for the spudcan damage on the Hercules 260. International Offshore recorded an operating loss of $12.2 million in the first quarter 2013 compared to an operating loss of $20.8 million in the prior year period.
Inland
Inland revenue during the first quarter 2013 of $4.3 million was flat with first quarter 2012 levels, as higher dayrates were offset by lower utilization. First quarter 2013 average revenue per rig per day increased by 8.2% to $34,236 from $31,628 in the first quarter 2012, while utilization declined to 47.0% compared to 50.2% in the prior year period.  Operating expenses decreased to $4.6 million in the first quarter 2013 compared to $5.7 million in the first quarter 2012.  Gains from asset sales reduced operating expenses by $1.9 million in the first quarter 2013. Inland recorded an operating loss of $3.5 million in the first quarter 2013 compared to an operating loss of $4.6 million in the respective prior year period.
Liftboats
Domestic Liftboats revenue increased to $14.8 million in the first quarter 2013 from $10.4 million in the first quarter 2012.  Average revenue per liftboat per day increased by 16.0% to $9,015 in the first quarter 2013 from $7,773 in the first quarter 2012, with pricing gains achieved on all active vessel classes. Utilization increased to 60.7% in the first quarter 2013 from 43.4% in the comparable 2012 period.  First quarter 2013 operating expenses were $10.7 million compared to first quarter 2012 operating expenses of $8.5 million. Operating expenses during the first quarter 2012 benefitted from an insurance gain of $1.8 million. Domestic Liftboats recorded an operating loss of $99,000 in the first quarter 2013 compared to an operating loss of $2.3 million in the first quarter 2012.

International Liftboats revenue increased to $33.3 million in the first quarter 2013 from $28.2 million in the prior year period.  Average revenue per liftboat per day decreased slightly to $22,970 in the first quarter 2013 from $23,452 in the first quarter 2012, while utilization increased to 72.1% from 65.5% in the same periods, respectively, on increased activity levels in West Africa.  Operating expenses during the first quarter 2013 were $22.3 million, which include a $2.6 million write-down of a cold stacked vessel in West Africa, compared to $13.1 million in the first quarter 2012, which benefitted from an insurance gain of $1.6 million.  The increase in operating expenses was primarily driven by higher labor and repair and maintenance costs. International Liftboats recorded operating income of $5.2 million in the first quarter 2013 compared to operating income of $8.6 million in the first quarter 2012.
Income Tax
First quarter 2013 results include a non-cash tax gain of $37.7 million relating to the Seahawk acquisition which was completed in April 2011. Initially, the Seahawk acquisition was recorded assuming that the transaction would be characterized as a purchase of assets for income tax purposes. However, in the first quarter 2013, certain distributions were made to Seahawk's former equity holders, that, taken together with other aspects of the acquisition, changed the tax treatment and caused this acquisition to be characterized as a reorganization for tax purposes. Therefore, for tax purposes, we recorded a carryover basis in the former Seahawk assets and other tax attributes which, based on the Company's current tax position, produced additional deferred tax assets.
Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted net income (loss) figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, net income (loss), operating income (loss), cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Operating Loss, Net Income (Loss) and Diluted Income (Loss) per Share.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on April 25, 2013, to discuss its first quarter 2013 financial results. To participate in the call, dial 877-280-4958 (domestic) or 857-244-7315 (international) and reference access code 60388722 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on April 25, 2013, beginning at 12:00 p.m. CDT (1:00 p.m. EDT), through May 3, 2013. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with access code 77899979. Additionally, the recorded conference call will be accessible through our website at http://www.herculesoffshore.com for 7 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 38 jackup rigs, 13 barge rigs and 64 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. Hercules Offshore currently holds 32.1% of share capital in Discovery Offshore S.A., a pure play, ultra-high specification jackup rig company.  For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore's most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC's website at http://www.sec.gov or the Company's website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Son P. Vann, CFA
Vice President Investor Relations and Planning
Hercules Offshore, Inc.
713-350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$169,415	$259,193
Restricted Cash	2,027	2,027
Accounts Receivable, Net	159,227	167,936
Prepaids	8,696	16,135
Current Deferred Tax Asset	—	21,125
Other	28,044	12,191
	367,409	478,607
Property and Equipment, Net	1,560,747	1,462,755
Equity Investment	37,905	38,191
Other Assets, Net	36,018	37,077
	$2,002,079	$2,016,630
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$67,812	$67,054
Accounts Payable	72,366	58,615
Accrued Liabilities	69,436	82,781
Interest Payable	36,267	17,367
Insurance Notes Payable	—	9,123
Other Current Liabilities	22,711	26,483
	268,592	261,423
Long-term Debt, Net of Current Portion	798,234	798,013
Deferred Income Taxes	—	56,821
Other Liabilities	15,670	17,611
Commitments and Contingencies
Stockholders’ Equity	919,583	882,762
	$2,002,079	$2,016,630

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue	$205,327	$143,319
Costs and Expenses:
Operating Expenses	130,637	111,237
Depreciation and Amortization	40,815	42,978
General and Administrative	19,781	17,674
	191,233	171,889
Operating Income (Loss)	14,094	(28,570)
Other Income (Expense):
Interest Expense	(18,488)	(19,669)
Other, Net	196	1,009
Loss Before Income Taxes	(4,198)	(47,230)
Income Tax Benefit	39,360	8,888
Net Income (Loss)	$35,162	$(38,342)
Earnings (Loss) Per Share:
Basic	$0.22	$(0.28)
Diluted	$0.22	$(0.28)
Weighted Average Shares Outstanding:
Basic	158,931	139,208
Diluted	161,125	139,208

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash Flows from Operating Activities:
Net Income (Loss)	$35,162	$(38,342)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	40,815	42,978
Stock-Based Compensation Expense	2,737	1,487
Deferred Income Taxes	(36,616)	(16,872)
Amortization of Deferred Financing Fees	723	993
Amortization of Original Issue Discount	979	1,183
Gain on Insurance Settlement	—	(3,400)
Other	245	(28)
Net Change in Operating Assets and Liabilities	4,634	10,105
Net Cash Provided by (Used in) Operating Activities	48,679	(1,896)
Cash Flows from Investing Activities:
Acquisition of Assets	(97,000)	(40,000)
Additions of Property and Equipment	(41,890)	(16,573)
Deferred Drydocking Expenditures	(3,083)	(3,213)
Insurance Proceeds Received	—	13,139
Other	2,748	(316)
Net Cash Used in Investing Activities	(139,225)	(46,963)
Cash Flows from Financing Activities:
Long-term Debt Repayments	—	(17,571)
Common Stock Issuance	—	97,102
Other	768	34
Net Cash Provided by Financing Activities	768	79,565
Net Increase (Decrease) in Cash and Cash Equivalents	(89,778)	30,706
Cash and Cash Equivalents at Beginning of Period	259,193	134,351
Cash and Cash Equivalents at End of Period	$169,415	$165,057

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended March 31,
	2013	2012
Domestic Offshore:
Number of rigs (as of end of period)	29	36
Revenue	$121,115	$82,318
Operating expenses	61,146	59,871
Depreciation and amortization expense	18,953	18,018
General and administrative expenses	1,565	2,652
Operating income	$39,451	$1,777
International Offshore:
Number of rigs (as of end of period)	9	10
Revenue	$31,774	$18,048
Operating expenses	31,911	24,127
Depreciation and amortization expense	10,020	12,341
General and administrative expenses	2,012	2,429
Operating loss	$(12,169)	$(20,849)
Inland:
Number of barges (as of end of period)	13	17
Revenue	$4,348	$4,333
Operating expenses	4,563	5,679
Depreciation and amortization expense	3,110	3,209
General and administrative expenses	165	43
Operating loss	$(3,490)	$(4,598)
Domestic Liftboats:
Number of liftboats (as of end of period)	39	40
Revenue	$14,784	$10,431
Operating expenses	10,725	8,480
Depreciation and amortization expense	3,658	3,787
General and administrative expenses	500	486
Operating loss	$(99)	$(2,322)
International Liftboats:
Number of liftboats (as of end of period)	25	23
Revenue	$33,306	$28,189
Operating expenses	22,292	13,080
Depreciation and amortization expense	4,352	4,990
General and administrative expenses	1,510	1,550
Operating income	$5,152	$8,569
Total Company:
Revenue	$205,327	$143,319
Operating expenses	130,637	111,237
Depreciation and amortization expense	40,815	42,978
General and administrative expenses	19,781	17,674
Operating income (loss)	14,094	(28,570)
Interest expense	(18,488)	(19,669)
Other, net	196	1,009
Loss before income taxes	(4,198)	(47,230)
Income tax benefit	39,360	8,888
Net income (loss)	$35,162	$(38,342)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended March 31, 2013
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,548	1,620	95.6%	$78,240	$37,744
International Offshore	269	450	59.8%	118,119	70,913
Inland	127	270	47.0%	34,236	16,900
Domestic Liftboats	1,640	2,703	60.7%	9,015	3,968
International Liftboats	1,450	2,011	72.1%	22,970	11,085

	Three Months Ended March 31, 2012
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,471	1,638	89.8%	$55,961	$36,551
International Offshore	247	637	38.8%	73,069	37,876
Inland	137	273	50.2%	31,628	20,802
Domestic Liftboats	1,342	3,094	43.4%	7,773	2,741
International Liftboats	1,202	1,836	65.5%	23,452	7,124
_____________________________

(1)
Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)
Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)
Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per day expenses we incur when they are under contract.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures we may present from time to time are operating income, net income or diluted earnings per share excluding certain charges or amounts. These adjusted income amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for operating income, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2013. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended March 31, 2013
Operating Income:
GAAP Operating Income	$14,094
Adjustment	—
Non-GAAP Operating Income	$14,094
Other Expense:
GAAP Other Expense	$(18,292)
Adjustment	—
Non-GAAP Other Expense	$(18,292)
Benefit for Income Taxes:
GAAP Benefit for Income Taxes	$39,360
Tax Adjustment	(37,729)	(a)
Non-GAAP Benefit for Income Taxes	$1,631
Net Income (Loss):
GAAP Net Income	$35,162
Total Adjustment	(37,729)
Non-GAAP Net Loss	$(2,567)
Diluted Earnings (Loss) per Share:
GAAP Diluted Earnings per Share	$0.22
Adjustment per Share	(0.24)
Non-GAAP Diluted Loss per Share	$(0.02)
 _____________________________

(a)	This amount represents a tax benefit recognized of $37.7 million related to the change in characterization of the Seahawk acquisition for tax purposes from a purchase of assets to a reorganization.